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Exhibit 23.2

INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders
NetBank, Inc.

        We have audited the consolidated balance sheet of NetBank, Inc. and its subsidiaries ("NetBank") as of December 31, 2001, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of NetBank management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of NetBank as of December 31, 2001, and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
January 25, 2002 (March 6, 2002 as to Note 16)

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  Exhibit 23.2
INDEPENDENT AUDITORS' REPORT